Exhibit 23.1
CONSENT OF INDEPENDENT AUDITORS
     We consent to the incorporation by reference in Registration Statement No. 333-163236 on Form S-8 of Archipelago Learning, Inc. and subsidiaries of our report dated July 30, 2010, relating to the consolidated financial statements of Educationcity Limited and subsidiaries as of and for the years ended December 31, 2009 and 2008, appearing in this Current Report on Form 8-K/A of Archipelago Learning, Inc. and subsidiaries.
/s/ DELOITTE LLP
London, UK
August 20, 2010